Exhibit 107
Calculation of Filing Fee Table
Form S-1
(Form Type)
Pinstripes Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Secondary Offering Pinstripes Holdings Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) underlying the Oaktree Tranche 2 Warrant (2)	457(c)	349,500	$0.4400(3)	$153,780	0.00015310	$23.55
	Total Offering Amounts					$153,780		$23.55
	Total Fees Previously Paid							$-
	Total Fee Offsets							$-
	Net Fee Due							$23.55
Table 2: Combined Prior Registration Statements

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Primary Offering Pinstripes Holdings Class A Common Stock underlying the Warrants (4)	23,985,000(5)	-	Form S-1	333-276660	July 24, 2024
Equity	Secondary Offering Class A Common Stock (4)	24,695,141(6)	-	Form S-1	333-276660	July 24, 2024
Equity	Secondary Offering Private Placement Warrants to purchase Class A Common Stock (4)	11,910,000(7)	-	Form S-1	333-276660	July 24, 2024
Equity	Secondary Offering Pinstripes Holdings Class A Common Stock underlying the Oaktree Tranche 2 Warrants (8)	174,750(9)	-	Form S-1	333-283881	December 20, 2024
Equity	Secondary Offering Pinstripes Holdings Class A Common Stock underlying the Silverview Tranche 3 Warrants (8)	29,292(10)	-	Form S-1	333-283881	December 20, 2024

(1)Includes an indeterminable number of additional securities that, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), may be issued by reason of any stock split, stock dividend or similar transaction.
(2)Consists of 349,500 shares of Class A Common Stock issuable upon exercise of the Oaktree Tranche 2 Warrants (as defined in the registration statement to which this exhibit is attached), which have a de minimis exercise price of $0.01 per share, all registered solely for resale by Selling Securityholders.
(3)Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A Common Stock on the New York Stock Exchange on January 31, 2025 ($0.4400 per share of Class A common stock). This calculation is in accordance with Rule 457(c) of the Securities Act.
(4)No registration fee is payable in connection with the securities that were previously registered on the registrant’s registration statement on Form S-1 (File No. 333-276660), which was originally filed by Pinstripes Holdings, Inc. (“Pinstripes Holdings”) with the U.S. Securities and Exchange Commission (the “SEC”) on January 23, 2024, declared effective on April 19, 2024, subsequently amended on a post-effective basis on July 2, 2024 and July 17, 2024 and declared effective on July 24, 2024 (“Registration Statement I”) because such shares are being transferred from Registration Statement I to this registration statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to Registration Statement I, which post-effective amendment will become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.
(5)Consists of (i) 12,075,000 shares of Class A Common Stock issuable upon exercise of Public Warrants (as defined in the registration statement to which this exhibit is attached) and (ii) 11,910,000 shares of Class A Common Stock issuable upon exercise of Private Placement Warrants (as defined in the registration statement to which this exhibit is attached), including for the resale by Selling Securityholders (as defined in the registration statement to which this exhibit is attached) of the shares of Class A Common Stock underlying the Private Placement Warrants.
(6)Consists of (i) 15,993,047 outstanding shares of Class A Common Stock, (ii) 4,696,777 shares of Class A Common Stock issuable upon conversion of Pinstripes Holdings Class B Common Stock (as defined in the registration statement to which this exhibit is attached), (iii) 647,011 shares of Class A Common Stock issuable upon exercise of Pinstripes Holdings Options (as defined in the registration statement to which this exhibit is attached), (iv) 172,806 shares of Class A Common Stock issuable upon the vesting of the RSUs (as defined in the registration statement to which this exhibit is attached) and (v) 2,912,500 shares of Class A Common Stock issuable upon exercise of the Oaktree Tranche 1 Warrants (as defined in the registration statement to which this exhibit is attached), which have a de minimis exercise price of $0.01 per share, all registered solely for resale by Selling Securityholders.
(7)Represents the issuance of up to 11,910,000 Private Placement Warrants to purchase shares of Class A Common Stock.
(8)No registration fee is payable in connection with the securities that were previously registered on the registrant’s registration statement on Form S-1 (File No. 333-283881), which was originally filed by Pinstripes Holdings with the SEC on December 17, 2024 and declared effective on December 20, 2024 (“Registration Statement II”) because such shares are being transferred from Registration Statement II to this registration statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to Registration Statement II, which post-effective amendment will become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.
(9)Consists of 174,750 shares of Class A Common Stock issuable upon exercise of the Oaktree Tranche 2 Warrants (as defined in the registration statement to which this exhibit is attached), which have a de minimis exercise price of $0.01 per share, all registered solely for resale by Selling Securityholders.
(10)Consists of 29,292 shares of Class A Common Stock issuable upon exercise of the Silverview Tranche 3 Warrants (as defined in the registration statement to which this exhibit is attached), which have a de minimis exercise price of $0.01 per share, all registered solely for resale by Selling Securityholders.